Exhibit 23(p)(2)

                               LEGACY FUNDS GROUP

                                 CODE OF ETHICS

A. Legal Requirements.

          Rule 17j-1(b) under the Investment Company Act of 1940 (the "Act") makes it unlawful for any officer or trustee (as well as other persons) of the Legacy Funds Group (the "Funds"), in connection with purchase or sale(1) by such person of a security "held or to be acquired" by any investment portfolio of the
Funds:

          (1) To employ any device, scheme or artifice to defraud the Funds;

          (2) To make to the Funds any untrue statement of a material fact or omit to state to the Funds or a Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

          (3) To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Funds; or

          (4) To engage in any manipulative practice with respect to the Funds.

          A security is "held or to be acquired" if it is a covered security(2) (or an option to purchase or sell, and any security convertible into or exchangeable for, a covered security) and within the most recent 15 days
     (i) the covered security is or has been held by the Funds, or (ii) the covered security is being or has been considered by the Funds or the investment adviser for the Funds for purchase by the Funds.

----------
(1) A purchase or sale includes, among other things the writing of an option to purchase or sell.

(2) A "covered security" is any security as defined in Section 2(a)(36) of the Act except: (i) direct obligations of the United States, (ii) bankers' acceptances, bank CDs, commercial paper, and high quality short-term debt instruments (including repurchase agreements), and (iii) shares of open-end investment companies, except for shares of the Legacy Funds Group.

B.  Funds Policies.

     1. It is the policy of the Funds that no "access person"(3) of the Funds shall engage in any act, practice or course or conduct that would violate the provisions of Rule 17j-1(b) set forth above.

     2. In keeping with the recommendations of the Board of Governors of the Investment Company Institute, the following general policies shall govern personal investment activities of access persons of the Funds:

          (a) It is the duty of all access persons of the Funds to place the interest of Funds shareholders first;

          (b) All access persons of the Funds shall conduct personal securities transactions in a manner that is consistent with this Code of Ethics and that avoids any actual or potential conflict of interest or any abuse of a position of trust and responsibility; and

          (c) No access person of the Funds shall take inappropriate advantage of his or her position with the Funds.

C. Reporting Requirements.(4)

          In order to provide the Funds with information to enable it to determine with reasonable assurance whether the Funds' policies are being observed by its access persons:

          (a) Each person becoming an access person of the Funds other than a trustee who is not an "interested person" of the Funds (as defined in the Act), shall no later than 10 days after becoming such an access person submit a report in the form attached hereto as

----------
(3) An "access person" is (i) each trustee or officer of the Funds, (ii) each employee (if any) of the Funds, the Funds' Investment Adviser, Sub-Investment Adviser or principal underwriter who, in connection with his other regular duties, makes, participates in, or obtains information about the purchase or sale of a security by and/or of the Funds or whose functions relate to the making of any recommendations with respect to such purchases or sales, and (iii) any natural person in a control relationship to the Funds or the Funds' investment adviser(s) who obtains information concerning recommendations made to the Funds with regard to the purchase or sale of covered securities.

(4) An access person of the Funds who is also an access person of a Fund's investment adviser or sub-adviser shall satisfy the reporting requirements of this Section by filing reports under the respective Code of Ethics of said organization provided that such respective Code requires reporting of substantially the same information as called for in the forms required by this Section C and comply with the requirements of Rule 17j-1(d)(1).

     Exhibit A (an "Initial Holding Report") to the Funds' Secretary(5) showing all holdings in "covered securities" in which the person had any direct or indirect beneficial ownership.(6) Such Initial Holding Report shall also indicate all broker/dealers and banks with which the access person held direct or indirect ownership of securities. Such reports need not show holdings over which such person had no direct or indirect influence or control. The information contained in the Initial Holding Report must be current as of a date no more than 45 days prior to the date the person becomes an access person.

          (b) Each access person of the Funds, other than a trustee who is not an "interested person" of the Funds (as defined in the Act), shall submit reports each quarter in the form attached hereto as Exhibit B (a "Securities Transaction Report") to the Funds' Secretary showing all transactions in "covered securities" in which the person had, or by reason of such transaction acquired, any direct or indirect beneficial ownership. Such reports shall be filed no later than 10 days after the end of each calendar quarter, but need not show transactions over which such person had no direct or indirect influence or control.

          (c) Each trustee who is not an "interested person" of the Funds (as defined in the Act) shall submit the same quarterly report as required under paragraph (b), but only for a transaction in a covered security where he knew at the time of the transaction or, in the ordinary course of fulfilling his official duties as a trustee, should have known that during the 15-day period immediately preceding or after the date of the transaction such security is or was purchased or sold, or considered for purchase or sale, by the Funds. No report is required if the trustee had no direct or indirect influence or control over the transaction.

          (d) Each access person of the Funds, other than a trustee who is not an "interested person" (as defined in the Act), shall by July 30 of each year submit to the Funds' Secretary a report in the form attached hereto as Exhibit A (an "Annual Holding Report") showing all holdings in covered securities in which the person had any direct or indirect beneficial ownership as of a date no more than 30 days before the report is submitted.

----------
(5) The Secretary of the Funds may delegate the responsibility for the administration of this Code to another service provider, in which event that person shall assume responsibility for those duties imposed on the Secretary by the provisions of this Code.

(6) "Beneficial ownership" of a security as used in this Section C is interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 (the "Exchange Act") in determining whether a person is the beneficial owner of a security for the purposes of
     Section 16 of the Exchange Act, except that such determination should apply to all covered securities. Generally, a person should consider himself the beneficial owner of covered securities held by his spouse, his minor children, a relative who shares his home, or other persons if by reason of any contract, understanding, relationship, agreement or other arrangement, he obtains from such covered securities benefits substantially equivalent to those of ownership. He should also consider himself the beneficial owner of securities if he can vest or revest title in himself now or in the future.

     Such report need not show holdings over which such person had no direct or indirect influence or control.

D. Preclearance Procedures.

          Investment personnel of the Funds shall obtain approval from the Funds' President before directly or indirectly acquiring beneficial ownership in any securities in an initial public offering or in a limited offering.(7)

E. Notice to, and Review of, Holding Reports by Access Persons.

          1. The Secretary of the Funds shall notify each access person of the Funds who may be required to make reports pursuant to this Code that such person is subject to this reporting requirement and shall deliver a copy of this Code to each such person.

          2. The Secretary of the Funds shall review reports submitted under Section C of this Code within 21 days of submission.

          3. The Secretary of the Funds will establish and maintain records of access persons of the Funds who are required to make reports under Section C of this Code and shall establish and maintain records of any delegate responsible for reviewing such reports.

F. Reports to Trustees.

          1. The Secretary shall report to the Board of Trustees:

          (a) at the next meeting following the receipt of any Securities Transaction Report with respect to each reported transaction in a security which was held or acquired by the Funds or a Fund within 15 days before or after the date of the reported transaction or at a time when, to the knowledge of the Secretary, the Funds, a Fund, or the respective investment adviser or sub-adviser for the Funds or a Fund, was considering the purchase or sale of such security, unless the amount involved in the transaction was less than $50,000;

          (b) with respect to any transaction or holding not required to be reported to the Board by the operation of subparagraph (a) that the Secretary believes nonetheless may evidence a violation of this Code; and

----------
(7) "Investment personnel of the Funds or a Fund" means (i) any employee of the Funds (or of a company in a control relationship to the Fund) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Funds or a Fund, and (ii) any natural person who controls the Funds or a Fund and who obtains information concerning recommendations made to the Funds or a Fund regarding the purchase or sale of securities. "initial public offering" and "limited offering" shall have the same meaning as set forth in Rule 17j-1(a)(6) and (8), respectively.

          (c) any apparent violation of the reporting requirements of Section C of this Code.

          2. The Board shall consider reports made to it hereunder and shall determine whether the policies established in section B of this Code have been violated, and what sanctions, if any, should be imposed.

G. Approval of Codes and Material Amendments Thereto.

          1. The Board of Trustees of the Funds, including a majority of the independent Trustees thereof, shall approve the Codes of Ethics of the Funds, of the principal underwriter of the Funds, and of each investment adviser and sub-adviser to any Fund. No principal underwriter of the Funds or investment adviser or sub-adviser to any Fund may be appointed unless and until the Code of Ethics of that entity has been approved by the Board of Trustees of the Funds, including a majority of the independent Trustees thereof. Following initial approval of the Code of Ethics of the principal underwriter of the Funds or any investment adviser or sub-adviser to any Fund, any material change to such Code must be approved by the Board of Trustees of the Funds, including a majority of the independent Trustees thereof, within six months of said amendment. No amendment of this Code may be made unless and until approved by the Board of Trustees of the Funds, including a majority of the independent Trustees thereof.

          2. In approving a Code of Ethics, the Board of Trustees shall have secured a certificate from the entity that adopted the Code that it has adopted procedures reasonably necessary to prevent its access persons from violating the Code in question.

H. Annual Report

          The Funds, principal underwriter thereof, and any investment adviser or sub-adviser to any Fund shall, not less frequently than annually, furnish the Board of Trustees of the Funds with a written report that:

          1. describes any issues arising under its Code of Ethics or procedures since the last report to the Board of Trustees, including, but not limited to, information about material violations of such Code or procedures and sanctions imposed in response to material violations, and

          2. certifies that the Fund, principal underwriter, or investment adviser or sub-adviser, as applicable, has adopted procedures reasonably necessary to prevent its access persons from violating its Code of Ethics.

          This Code, a copy of each Securities Transaction and Holding Report by an access person, any written report hereunder by the Secretary, and lists of all persons required to make reports shall be preserved with the Funds' records for the period required by Rule 17j-1.

                                                                       Exhibit A

                               LEGACY FUNDS GROUP

                                 Holding Report

[ ] Initial Holding Report of ___________, 200__ (date a reporting person became an access person)

[ ] Annual Holding Report as of ____________, 200__ (date not more than 30 days prior to submission)

To the Secretary of the Legacy Funds Group:

     As of the above date, I had direct or indirect beneficial ownership of the following covered securities:

                    Principal
          Number    Amount of
Title   of Shares    Security
-----   ---------   ---------


     As of that same date, I held direct or indirect beneficial ownership of securities with the following broker/dealer(s) or bank(s): _____________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

     This report (i) excludes securities with respect to which I had no direct or indirect influence or control, (ii) excludes securities not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.


Date:                                   Signature:
      -------------------------------              -----------------------------

                                                                       Exhibit B

                               LEGACY FUNDS GROUP

                          Securities Transaction Report

                  For the Calendar Quarter Ended: _____, 200__

To the Secretary of the Legacy Funds Group:

     During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Funds' Code of Ethics:

   Title of                                                                       Broker/
Security (and                                                                     Dealer
interest rate                  No. of Shares and      Nature of      Price at     or Bank
 and maturity                   Principal Dollar     Transaction      Which       Through
   date, if       Date of          Amount of         (Purchase,    Transaction     Whom
 applicable)    Transaction   Transaction (Price)   Sale, Other)     Effected    Effected
-------------   -----------   -------------------   ------------   -----------   --------


     During the quarter referred to above, I established the following account in which securities were held for my direct or indirect benefit during the quarter:

Broker/Dealer or
Bank With Whom        Date the Account
Account Established   Was Established


This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.


Date:                                   Signature:
      -------------------------------              -----------------------------